UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2016

Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(e) On December 15, 2016, Independence Bancshares, Inc. (the “Company”), Independence National Bank (the “Bank,” and together with the Company, the “Employer”), and Lawrence R. Miller, the Company’s Interim Chief Executive Officer and the Bank’s President and Chief Executive Officer, entered into a second amendment (the “Second Amendment”) to his Amended and Restated Employment Agreement, dated December 10, 2008, as amended by that certain Amendment to the Amended and Restated Employment Agreement, dated December 31, 2012 (the “Miller Employment Agreement”). The Second Amendment amends Section 4(a)(vi) of the Miller Employment Agreement to provide that, following the occurrence of a Change in Control, the Agreement also may be terminated by the Employer without Cause upon delivery of a Notice of Termination to Mr. Miller. Previously, Section 4(a)(vi) provided that, following the occurrence of a Change in Control, the Miller Employment Agreement could only be terminated by Mr. Miller for Good Reason upon delivery of a Notice of Termination to the Employer.

In addition, the Second Amendment further amends Section 4(a)(vi)(2) of the Miller Employment Agreement to eliminate the Employer’s obligations to continue the medical, life, disability, or benefits to Mr. Miller, his dependents, and beneficiaries for a period of two years following a Change in Control, in favor of a provision allowing Mr. Miller to continue participation, in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Second Amendment also adds Section 4(a)(vi)(6) to require that Mr. Miller terminate his membership in the Thornblade Club upon his termination of employment following a Change in Control. In connection therewith, the Employer will pay to Mr. Miller, within 15 days of the date of his termination, a lump sum amount equal to the twelve required monthly payments relating to such membership termination. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also, on December 15, 2016, the Employer and Schaefer M. Carpenter, the Company’s and the Bank’s Retail Banking Director, entered into an amendment (the “Amendment”) to his Amended and Restated Employment Agreement, dated December 10, 2008 (the “Carpenter Employment Agreement”), which amends Section 4(g) of the Carpenter Employment Agreement to provide that, following the occurrence of a Change in Control, the Agreement also may be terminated by the Employer without Cause upon delivery of a Notice of Termination to Mr. Carpenter. Previously, Section 4(g) provided that, following the occurrence of a Change in Control, the Carpenter Employment Agreement could only be terminated by Mr. Carpenter for Good Reason upon delivery of a Notice of Termination to the Employer.

In addition, the Amendment further amends Section 4(g) of the Carpenter Employment Agreement to eliminate the Employer’s obligations to continue the medical, life, disability, or benefits to Mr. Carpenter, his dependents, and beneficiaries for a period of two years following a Change in Control, in favor of a provision allowing Mr. Carpenter to continue participation, in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). A copy of the Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Second Amendment to the Amended and Restated Employment Agreement between Independence Bancshares, Inc., Independence National Bank, and Lawrence R. Miller, dated December 15, 2016.

10.2	Amendment to the Amended and Restated Employment Agreement between Independence Bancshares, Inc., Independence National Bank, and Schaefer M. Carpenter, dated December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated:	December 15, 2016	By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer